UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

Fractyl Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41942	27-3553477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Van de Graaff Drive Suite 200
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 902-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GUTS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 15, 2025, Fractyl Health, Inc. (the “Company”) issued a press release furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The matters announced in the press release are discussed below in Item 8.01 to this Current Report.

The information contained in Item 7.01 of this Current Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01 Other Events.

On December 15, 2025, the Company provided notice (the “Call Notice”) to the holders of its outstanding Tranche A Common Stock Purchase Warrants (the “Tranche A Warrants”) to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) that it has achieved the performance targets to call such warrants for cancellation, and will cancel the Tranche A Warrants for consideration of $0.00001 per warrant at 6:30 p.m., New York City, time on December 30, 2025 (the “Cancellation Date”).

Instead of accepting the nominal consideration for cancellation of their warrants, Holders of the Tranche A Warrants may instead elect to exercise their Tranche A Warrants at an exercise price of $1.05 per underlying share of Common Stock until 6:30 p.m., New York City time, on the Cancellation Date. Any Tranche A Warrants that remain unexercised at such time will be cancelled for cash consideration of $0.00001 per underlying share.

As of the date hereof, the Company has 17,063,073 Tranche A Warrants outstanding. The last reported sale price of the Company’s Common Stock on The Nasdaq Global Market on December 15, 2025 was $2.24 per share.

The Tranche A Warrants were issued in connection with the Company’s underwritten public offering that priced on August 6, 2025. The Tranche A Warrants have a two year term and are callable at the Company’s option if, after the release of three-month randomized midpoint clinical data from the Company’s ongoing REMAIN-1 study, which data was published on September 26, 2025, certain trading conditions are satisfied, including (i) the daily volume weighted average price of the Common Stock on the Nasdaq Global Market exceeding $1.37 per share for 15 consecutive trading days (the “Measurement Period”) and (ii) the average daily dollar volume of the Common Stock on the Nasdaq Global Market exceeds $2,000,000 per day for such Measurement Period. These performance targets were achieved at the close of trading on December 15, 2025. The shares of Common Stock underlying the Tranche A Warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) (File No. 333-285522).

A copy of the Call Notice delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release regarding the Call Notice attached as Exhibit 99.1 nor the Call Notice attached as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any securities of the Company, and the foregoing shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” and other similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to the call of the Tranche A Warrants. All forward-looking statements are based on estimates and assumptions by the Company’s management that, although the Company believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. These statements are also subject to a number of material risks and uncertainties that are described in detail in the Company’s SEC filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 15, 2025.
99.2	Call Notice, dated December 15, 2025.
104	Cover Page Interactive Data File, formatted in inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fractyl Health, Inc.

Date:	December 15, 2025	By:	/s/ Harith Rajagopalan
Harith Rajagopalan, M.D., Ph.D. Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)